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                                                                    EXHIBIT 23.2


                     [RYDER SCOTT COMPANY, L.P. LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the inclusion of our letter dated November 1, 1999 to Mariner Energy LLC (the "Company") regarding our estimates of proved reserves, future production and income attributable to certain leasehold interests of the Company in this Registration Statement on Form S-1 (the "Registration Statement") of the Company and all references to Ryder Scott Company and/or the reports prepared by Ryder Scott Company entitled, "Estimated Future Reserves and Income Attributable to Certain Leasehold Interests (SEC Parameters) as of September 30, 1999" in this Registration Statement to the reference to our firm as experts in this Registration Statement.



                                             /s/ RYDER SCOTT COMPANY L.P.

                                             RYDER SCOTT COMPANY, L.P.



November 3, 1999